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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K



                            Current Report Pursuant
                         to Section L3 or l5(d) of the
                        Securities Exchange Act of 1934

        Date of report (date of earliest event reported):  May 9, 2000


                               Allscripts, Inc.
                               ----------------
            (Exact Name of Registrant as Specified in Its Charter)


                                   Delaware
                                   --------
                (State or Other Jurisdiction of Incorporation)


                 000-26537                               36-3444974
                 ---------                               ----------
          (Commission File Number)           (IRS Employer Identification No.)

2401 Commerce Drive, Libertyville, Illinois                60048
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  (Address of Principal Executive Offices)               (Zip Code)

                                (847) 680-3515
                                --------------
             (Registrant's Telephone Number, Including Area Code)



                                     None
                                     ----
         (Former Name or Former Address, if Changed Since Last Report)
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Item 2.  Acquisition or Disposition of Assets.

     On March 13, 2000, Allscripts, Inc., a Delaware corporation ("Allscripts"), MC Acquisition Corp., an Illinois corporation and wholly-owned subsidiary of Allscripts ("MCA"), MasterChart, Inc., an Illinois corporation ("MasterChart"), and certain shareholders of MasterChart entered into an Agreement and Plan of Merger (as amended, the "Plan of Merger") which sets forth the terms and conditions under which MCA would be merged with and into MasterChart (the "Merger"). The Merger was consummated and became effective on May 9, 2000.

     Pursuant to the terms of the Plan of Merger, on the effective date of the Merger, each holder of outstanding shares of MasterChart common stock, no par value per share (the "MasterChart Stock"), and each participant in the MasterChart Performance Share Plans (the "Plan Participants") received cash and shares of Allscripts common stock, $.01 par value per share (the "Allscripts Stock"). Each holder of MasterChart Stock and each Plan Participant, who would otherwise have been entitled to receive a fraction of a share of Allscripts Stock in accordance with the Plan of Merger, received cash in lieu thereof. On the effective date of the Merger, Allscripts issued an aggregate of 1,408,882 shares of Allscripts Stock to MasterChart shareholders and Plan Participants and paid an aggregate of $5,000,000 cash to MasterChart shareholders and Plan Participants. On May 9, 2001, the Plan Participants will become entitled to receive, and Allscripts will become obligated to issue to the Plan Participants, an additional 208,991 shares of Allscripts Stock, in the aggregate. The source of cash used by Allscripts to complete the Merger was cash on hand.

     MasterChart is engaged in the business of developing software applications for the health care industry in three main areas: dictation, integration and patient record technology. Allscripts determined the amount of the consideration paid for MasterChart based on its determination of the value of MasterChart to Allscripts. Allscripts will account for the Merger as a purchase.

     Allscripts and the shareholders of MasterChart also entered into a Registration Rights Agreement, which provides for the registration of certain shares of Allscripts issued as a result of the Merger.

     The description of the transaction set forth above is qualified in its entirety by reference to the Plan of Merger and other documents referred to herein.

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Item 7.  Financial Statements and Exhibits.

     (a) Financial Statements of business to be acquired

         It is impracticable for Allscripts, Inc. to file the required financial statements as of the date hereof. The required financial statements shall be filed by Allscripts, Inc. as soon as practicable, but in no event shall such financial statements be filed later than 60 days after the due date of this Form 8-K.

     (b) Pro forma financial information

         It is impracticable for Allscripts, Inc. to file the required pro forma financial information as of the date hereof. The required pro forma financial information shall be filed by Allscripts, Inc. as soon as practicable, but in no event shall such pro forma financial information be filed later than 60 days after the due date of this Form 8-K.

     (c)  Exhibits

          The following exhibits are filed herewith:

          2.1 Agreement and Plan of Merger, dated as of March 13, 2000, among Allscripts, Inc., MC Acquisition Corp., MasterChart, Inc. and certain shareholders of MasterChart, Inc., together with a list of exhibits and schedules thereto. Such exhibits and schedules are not filed, but the registrant undertakes to furnish a copy of any such exhibit or schedule to the Securities and Exchange Commission upon request.

          2.2 Amendment No. 1 to Agreement and Plan of Merger, dated as of May 9, 2000, by and among Allscripts, Inc., MC Acquisition Corp., MasterChart, Inc. and certain shareholders of MasterChart, Inc.

          4.1 Registration Rights Agreement, dated as of May 9, 2000, by and among Allscripts, Inc. and certain shareholders of MasterChart, Inc.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     ALLSCRIPTS, INC.



Date:  May 23, 2000                  By: /s/ David B. Mullen
                                         -------------------------------
                                         David B. Mullen, President

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